WHITESTONE REIT
REPORTS FIRST QUARTER 2020 RESULTS & PROVIDES COVID-19 UPDATE
- Provides Rent Collection Update -

Houston, Texas, May 7, 2020 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the quarter ended March 31, 2020 and provided information regarding financial and operational activities due to the ongoing COVID-19 pandemic. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to their respective communities which are not readily available online.

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

First Quarter Operating and Financial Highlights:

•	Earnings: Other than the impacts from the COVID-19 pandemic, earnings were on target with initial expectations:

◦	Results for the first quarter include $0.9 million credit loss and straight-line rent reserve, primarily associated with the COVID-19 pandemic.

◦
Net Income attributable to common shareholders for the quarter ended March 31, 2020 was $1.6 million, or $0.04 per diluted share, inclusive of $0.9 million, or $0.02 per share, related to credit loss and straight-line rent reserve, primarily due to COVID-19 pandemic.

◦
Funds from Operations (“FFO”) for the quarter ended March 31, 2020 was $9.3 million, or $0.21 per share, inclusive of $0.9 million, or $0.02 per share, related to credit loss and straight-line rent reserve, primarily due to COVID-19 pandemic.

◦
FFO Core for the quarter ended March 31, 2020 was $10.6 million or $0.24 per share, inclusive of $0.9 million, or $0.02 per share, related to credit loss and straight-line rent reserve, primarily due to COVID-19 pandemic.

•	Rental rates on new and renewal leases signed for the twelve months ended March 31, 2020 increased 7.2% and 10.4%, respectively, on a GAAP basis;

•	Annualized Base Rent per leased square foot grew 1% to $19.77 from $19.58 at March 31, 2019;

•	Decrease in same-store NOI of 0.9% for the first quarter primarily as a result of credit loss reserves of approximately 180 basis points associated with the COVID-19 pandemic.

COVID-19 Update Summary (as of May 5, 2020)

•	All 58 community centers are open and operating

•	63% of total tenants are open and operating (based on ABR)

•	64% of total April 2020 base rent and CAM has been paid to date

•	40% of total May 2020 base rent and CAM has been paid to date, representing approximately the same percentage of collections as April at this point in time

•	One mortgage debt maturing in 2020 for approximately $9 million; and no debt maturities in 2021

•	Acquisition activity suspended as previously communicated

•	2020 guidance suspended as previously communicated

•	Second Quarter 2020 dividend reduced by 63% to $0.105 per share

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT commented, “Our properties primarily located in the growth markets of Arizona and Texas performed well in the first quarter, as they generated positive same store NOI growth excluding the impact of the COVID-19 reserve recorded in the quarter. However, our service focused community centered properties were not immune to the unprecedented crisis that continues to evolve. First and foremost our focus is on protecting the health of our employees, tenants and the communities that we serve. During this difficult time, we continue to work diligently and thoughtfully with our valued tenants as U.S., state and local plans evolve to begin to reopen the economies in which we operate. As these economies recover, we plan to build on the progress we demonstrated to start the year in our efforts to position the Company to drive same store NOI while continuing to align G&A, and strengthen our balance sheet.”

Financial Results
Reconciliations of Net Income Attributable to Whitestone REIT to FFO and FFO Core are included herein.
Net Income attributable to common shareholders for the quarter ended March 31, 2020 was $1.6 million, or $0.04 per diluted share, inclusive of $0.9 million, or $0.02 per share, related to credit loss and straight-line rent reserve, primarily due to COVID-19 pandemic. Net income attributable to common shareholders for the quarter ended March 31, 2019 was $2.8 million, or $0.07 per share.
FFO for the quarter ended March 31, 2020 was $9.3 million, or $0.21 per share, inclusive of $0.9 million, or $0.02 per share, related to credit loss and straight-line rent reserve, primarily due to COVID-19 pandemic. FFO for the quarter ended March 31, 2019 was $9.9 million, or $0.24 per share.
FFO Core for the quarter ended March 31, 2020 was $10.6 million or $0.24 per share, inclusive of $0.9 million, or $0.02 per share, related to credit loss and straight-line rent reserve, primarily due to COVID-19 pandemic. FFO Core for the quarter ended March 31, 2019 was $11.8 million, or $0.28 per share;
Operating Results
For the periods ending March 31, 2020 and 2019, the Company’s operating highlights were as follows:

	First Quarter -2020	First Quarter 2019
Occupancy:
Wholly Owned Properties	89.7%	90.1%
Same Store Property Net Operating Income Growth(1)	(0.9)%	1.1%

Rental Rate Growth - Total (GAAP Basis):	7.3%	7.2%
New Leases	(3.8)%	9.3%
Renewal Leases	8.4%	7.0%

Leasing Transactions:
Number of New Leases	24	27
New Leases - Annualized Revenue (millions)	$6.0	$3.5
Number of Renewal Leases	56	54
Renewal Leases - Annualized Revenue (millions)	$15.9	$12.3
(1) Excludes straight-line rent, amortization of above/below market rates and lease termination fees in both periods.

Real Estate Portfolio Update
Community Centered PropertiesTM Portfolio Statistics:
As of March 31, 2020, Whitestone wholly owned 58 Community Centered PropertiesTM with 5.0 million square feet of gross leasable area ("GLA"). Five of the 58 Community Centered PropertiesTM are land parcels held for future development. The portfolio is comprised of 30 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (8), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are six of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6% (1). The Company’s retail properties in these markets are generally located on the best retail corners embedded in affluent communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.
At the end of the first quarter, the Company’s diversified tenant base was comprised of 1,404 tenants, with the largest tenant accounting for only 2.9% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.
COVID-19 Update Summary
The following portfolio and tenant statistics are as of May 5, 2020, and reflect Whitestone’s most current information to date. It is expected that the following statistics will change, potentially significantly, going forward.  All of Whitestone’s 58 community centers feature necessity-based tenants, and are open and operating in compliance with federal, state and local COVID-19 guidelines and mandates. 63% of Whitestone’s tenants are open and operating (based on ABR). Whitestone management is communicating with all of its tenants and is proactively engaged with those tenants temporarily closed.  Due to reopening efforts in Whitestone’s markets, it is expected the percentage of tenants open and operating will increase significantly in May and June. To date, Whitestone has received 64% of its April billed revenue (includes contractual base rent and common area maintenance reimbursables). The Company has received 40% of May billed revenue, representing approximately the same percentage of collections as April at this point in time.
On March 24, 2020, to enhance its liquidity position and maintain financial flexibility, Whitestone had drawn $30.0 million on its $515 million unsecured credit facility.  Whitestone reduced its annual dividend, saving approximately $31 million. Whitestone withdrew its 2020 FFO Guidance. Additionally, Whitestone has suspended all acquisition activity, postponed and will carefully evaluate development and redevelopment activities on a case-by-case basis, reduced overhead by 10%, and minimized all expenses, including travel.
As of May 5, 2020, Whitestone had $36.2 million in cash and cash equivalents, $8.7 million of availability and $110.5 million of capacity under its credit facility.
In terms of future debt maturities, Whitestone has one $9 million mortgage loan and no debt maturing in 2021.

(1) Source: Claritas, as of April 2017.

Balance Sheet and Liquidity
The Company has undepreciated real estate assets of $1.1 billion at March 31, 2020.
At March 31, 2020, 50 of the Company’s wholly owned 58 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $804.0 million. At March 31, 2020, the Company had total real estate debt, net of cash, of $675.5 million, of which approximately 84% was subject to fixed interest rates. The Company’s weighted average interest rate on all fixed rate debt as of the end of the first quarter was 4.1% and the weighted average remaining term was 5.0 years.
At March 31, 2020, Whitestone had $36.8 million of cash available on its balance sheet, $8.7 million of availability and $110.5 million of capacity under its credit facility.
In addition, on April 30, 2020, the Company entered into a loan in the principal amount of $1,733,510 pursuant to the Paycheck Protection Program (the “PPP Loan”) of the CARES Act. The Company intends to use all proceeds from the PPP Loan to retain employees and maintain payroll and make mortgage payments, lease payments and utility payments to support business continuity throughout the COVID-19 pandemic, which amounts are intended to be eligible for forgiveness pursuant to the provisions of the CARES Act.  However, no assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part.
Dividend

On March 24, 2020, we announced that, in further pursuit of ensuring our financial flexibility, our Board of Trustees (the “Board”) determined to conserve additional liquidity by reducing our dividend in response to the COVID-19 pandemic. The dividend reduction is expected to result in over $30 million of annualized cash savings. On March 20, 2020, the Company declared a quarterly cash distribution of $0.105 per common share and OP unit for the second quarter of 2020, to be paid in three equal installments of $0.035 in April, May, and June of 2020. Going forward, Whitestone’s Board of Trustees will continue to evaluate dividend declarations each quarter. Whitestone intends to maintain compliance with REIT taxable income distribution requirements.
Conference Call Information
In conjunction with the issuance of its financial results, the Company invites you to listen to the its earnings release conference call to be broadcast live on Friday, May 8, 2020 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:        (800) 239-9838
Dial-in number for international participants:    (323) 794-2551

The conference call will be recorded, and a telephone replay will be available through Friday, May 22, 2020. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            2898551

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The first quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.
Supplemental Financial Information
Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. For additional information, visit www.whitestonereit.com.
Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements include statements about our earnings guidance, future liquidity, performance growth and expectations and other matters and can generally be identified by the Company’s use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.
The following are additional factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: uncertainties related to the COVID-19 pandemic, including the unknown duration and economic, operational and financial impacts of the COVID-19 pandemic and the actions taken or contemplated by U.S. and local governmental authorities or others in response to the pandemic on the Company’s business, employees and tenants, including, among others, (a) changes in tenant demand for the Company’s properties, (b) financial challenges confronting major tenants, including as a result of decreased customers’ willingness to frequent, and mandated stay in place orders that have prevented customers from frequenting, some of Company’s tenants’ businesses and the impact of these issues on the Company’s ability to collect rent from its tenants; (c) operational changes implemented by the Company, including remote working arrangements, which may put increased strain on IT systems and create increased vulnerability to cybersecurity incidents, (d) significant reduction in the Company’s liquidity due to the lack of further availability under its revolving credit facility and limited ability to access the capital markets and other sources of financing on attractive terms or at all, and (e) prolonged measures to contain the spread of COVID-19 or the premature easing of government-imposed restrictions implemented to contain the spread of COVID-19; the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including changes to laws governing REITs and the impact of the legislation commonly known as the Tax Cuts and Jobs Act; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures
This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDA, FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDA: Earnings Before Interest, Tax, Depreciation and Amortization: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes), adjustments for unconsolidated real estate partnership and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.
FFO: Funds From Operations: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.
Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.
Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.
FFO Core: Funds From Operations Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, proxy contest fees, debt extension costs, non-cash share-based compensation expense and rent support agreement payments received from sellers on acquired assets. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.
NOI: Net Operating Income: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, pro rata share of NOI of unconsolidated entities and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Investors Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2020	December 31, 2019

ASSETS
Real estate assets, at cost
Property	$1,101,118	$1,099,955
Accumulated depreciation	(144,316)	(137,933)
Total real estate assets	956,802	962,022
Investment in real estate partnership	34,289	34,097
Cash and cash equivalents	36,774	15,530
Restricted cash	105	113
Escrows and acquisition deposits	6,320	8,388
Accrued rents and accounts receivable, net of allowance for doubtful accounts	22,896	22,854
Receivable due from related party	896	477
Unamortized lease commissions, legal fees and loan costs	8,775	8,960
Prepaid expenses and other assets(1)	4,469	3,819
Total assets	$1,071,326	$1,056,260
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$675,409	$644,699
Accounts payable and accrued expenses(2)	43,073	39,336
Payable due to related party	451	307
Tenants' security deposits	6,756	6,617
Dividends and distributions payable	4,519	12,203
Total liabilities	730,208	703,162
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2020 and December 31, 2019	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 42,135,048 and 41,492,117 issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	41	41
Additional paid-in capital	556,729	554,816
Accumulated deficit	(206,886)	(204,049)
Accumulated other comprehensive loss	(16,212)	(5,491)
Total Whitestone REIT shareholders' equity	333,672	345,317
Noncontrolling interest in subsidiary	7,446	7,781
Total equity	341,118	353,098
Total liabilities and equity	$1,071,326	$1,056,260

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

March 31, 2020	December 31, 2019

(1) Operating lease right of use assets (net) (related to adoption of Topic 842)	$1,105	$1,328

(2) Operating lease liabilities (related to adoption of Topic 842)	$1,108	$1,331

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands)

	Three Months Ended March 31,
	2020	2019
Revenues
Rental(1)	$30,196	$29,033
Management, transaction, and other fees	388	661
Total revenues	30,584	29,694

Operating expenses
Depreciation and amortization	6,971	6,464
Operating and maintenance	5,597	4,428
Real estate taxes	4,536	4,045
General and administrative	5,100	6,002
Total operating expenses	22,204	20,939

Other expenses (income)
Interest expense	6,693	6,533
Gain on sale of properties	(46)	—
Loss on sale or disposal of assets	253	2
Interest, dividend and other investment income	(62)	(245)
Total other expense	6,838	6,290

Income before equity investments in real estate partnerships and income tax	1,542	2,465

Equity in earnings of real estate partnership	192	492
Provision for income tax	(87)	(118)

Net income	1,647	2,839

Less: Net income attributable to noncontrolling interests	35	65

Net income attributable to Whitestone REIT	$1,612	$2,774

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.04	$0.07
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.04	$0.07

Weighted average number of common shares outstanding:
Basic	42,048	39,649
Diluted	43,009	40,626

Consolidated Statements of Comprehensive Loss

Net income	$1,647	$2,839

Other comprehensive loss

Unrealized loss on cash flow hedging activities	(10,952)	(3,470)

Comprehensive loss	(9,305)	(631)

Less: Net income attributable to noncontrolling interests	35	65
Less: Comprehensive loss attributable to noncontrolling interests	(231)	(80)

Comprehensive loss attributable to Whitestone REIT	$(9,109)	$(616)

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands)

Three Months Ended March 31,
2020	2019

(1) Rental
Rental revenues	$22,077	$21,751
Recoveries	8,963	7,554
Bad debt	(844)	(272)
Total rental	$30,196	$29,033

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$1,647	$2,839
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,971	6,464
Amortization of deferred loan costs	282	237
Loss on sale or disposal of assets and properties	207	2
Bad debt	844	272
Share-based compensation	1,248	1,883
Equity in earnings of real estate partnership	(192)	(492)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	2,068	1,825
Accrued rents and accounts receivable	(886)	(1,376)
Receivable due from related party	(419)	(571)
Distributions from real estate partnership	—	301
Unamortized lease commissions, legal fees and loan costs	(423)	775
Prepaid expenses and other assets	(10,154)	(2,245)
Accounts payable and accrued expenses	3,737	(4,078)
Payable due to related party	144	146
Tenants' security deposits	139	83
Net cash provided by operating activities	5,213	6,065
Cash flows from investing activities:
Additions to real estate	(1,593)	(2,455)
Net cash used in investing activities	(1,593)	(2,455)
Cash flows from financing activities:
Distributions paid to common shareholders	(11,928)	(11,301)
Distributions paid to OP unit holders	(258)	(264)
Proceeds from issuance of common shares, net of offering costs	2,241	—
Payments of exchange offer costs	(32)	(6)
Proceeds from bonds payable	—	100,000
Net proceeds from (payments of) credit facility	30,000	(90,200)
Repayments of notes payable	(777)	(6,202)
Payments of loan origination costs	—	(3,981)
Repurchase of common shares	(1,630)	(762)
Net cash provided by (used in) financing activities	17,616	(12,716)
Net increase (decrease) in cash, cash equivalents and restricted cash	21,236	(9,106)
Cash, cash equivalents and restricted cash at beginning of period	15,643	13,786
Cash, cash equivalents and restricted cash at end of period (1)	$36,879	$4,680

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (in thousands)

	Year Ended December 31,
	2020	2019
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,461	$6,268
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$24	$89
Financed insurance premiums	$1,431	$1,238
Value of shares issued under dividend reinvestment plan	$42	$34
Value of common shares exchanged for OP units	$44	$5
Change in fair value of cash flow hedge	$(10,952)	$(3,470)

	March 31,
	2020	2019
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$36,774	$4,580
Restricted cash	105	100
Total cash, cash equivalents and restricted cash	$36,879	$4,680

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
FFO (NAREIT) AND FFO CORE	2020	2019
Net income attributable to Whitestone REIT	$1,612	$2,774
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate	6,909	6,395
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	449	621
Loss on disposal of assets and properties	207	2
Loss on sale or disposal of properties or assets of real estate partnership (pro rata)	53	3
Net income attributable to noncontrolling interests	35	65
FFO (NAREIT)	9,265	9,860
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,326	1,951

FFO Core	$10,591	$11,811

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$9,265	$9,860
Distributions paid on unvested restricted common shares	—	(41)
FFO excluding amounts attributable to unvested restricted common shares	$9,265	$9,819
FFO Core excluding amounts attributable to unvested restricted common shares	$10,591	$11,770
Denominator:
Weighted average number of total common shares - basic	42,048	39,649
Weighted average number of total noncontrolling OP units - basic	904	928
Weighted average number of total common shares and noncontrolling OP units - basic	42,952	40,577

Effect of dilutive securities:
Unvested restricted shares	961	977
Weighted average number of total common shares and noncontrolling OP units - diluted	43,913	41,554

FFO per common share and OP unit - basic	$0.22	$0.24
FFO per common share and OP unit - diluted	$0.21	$0.24

FFO Core per common share and OP unit - basic	$0.25	$0.29
FFO Core per common share and OP unit - diluted	$0.24	$0.28

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended
	March 31,
PROPERTY NET OPERATING INCOME	2020	2019
Net income attributable to Whitestone REIT	$1,612	$2,774
General and administrative expenses	5,100	6,002
Depreciation and amortization	6,971	6,464
Equity in earnings of real estate partnership	(192)	(492)
Interest expense	6,693	6,533
Interest, dividend and other investment income	(62)	(245)
Provision for income taxes	87	118
Gain on sale of properties	(46)	—
Management fee, net of related expenses	108	(8)
Loss on sale or disposal of assets and properties	253	2
NOI of real estate partnership (pro rata)	1,096	1,759
Net income attributable to noncontrolling interests	35	65
NOI	21,655	22,972
Non-Same Store NOI	(575)	—
NOI of real estate partnership (pro rata)	(1,096)	(1,759)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	19,984	21,213
Same Store straight line rent adjustments	350	(460)
Same Store amortization of above/below market rents	(217)	(272)
Same Store lease termination fees	(30)	(209)
Same Store NOI	$20,087	$20,272

	Three Months Ended
	March 31,
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION	2020	2019

Net income attributable to Whitestone REIT	$1,612	$2,774
Depreciation and amortization	6,971	6,464
Equity in earnings of real estate partnership	(192)	(492)
Interest expense	6,693	6,533
Provision for income taxes	87	118
Gain on sale of properties	(46)	—
Management fee, net of related expenses	108	(8)
Loss on sale or disposal of assets and properties	253	2
EBITDA adjustments for real estate partnership	887	1,671
Net income attributable to noncontrolling interests	35	65
EBITDA	$16,408	$17,127